                                 SEPARATION AGREEMENT


    THIS SEPARATION AGREEMENT is made and entered into the 23rd day of September, 1996, by and between Crop Growers Corporation, a Delaware corporation (the "Company"), and John J. Hemmingson (the "Executive"),

                                 W I T N E S S E T H:

    WHEREAS, the Executive previously served as an executive, officer and director of the Company and was employed by the Company under an Employment Agreement dated June 22, 1994, as amended March 29, 1996 (the "Employment Agreement"), and an Amendment To Employment Agreement Providing For A Leave of Absence dated on or about May 9, 1996 (the "Leave of Absence Agreement"); and

    WHEREAS, the parties have negotiated a mutual consent separation and termination of the Employment Agreement and Leave of Absence Agreement; and

    WHEREAS, the parties desire to reduce to writing their agreement with respect to the separation of the Executive from the affairs of the Company and the termination of the Employment Agreement and the Leave of Absence Agreement;

    NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby duly acknowledged, the Executive


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and the Company covenant and agree as follows:

    1.0 IRREVOCABLE PROXY. Concurrently with the execution of this Separation Agreement, the Executive will sign the Agreement Granting Irrevocable Proxy as well as the Irrevocable Proxy which are attached hereto as Exhibit "A" (the "Proxy Agreement") and Exhibit "B" (the "Irrevocable Proxy") and will deliver the signed Proxy Agreement and Irrevocable Proxy to the Great Falls, Montana, office of Dorsey & Whitney, to be held in escrow by that law firm until receipt of necessary approvals under the applicable insurance laws of the States of Kansas and North Dakota. Once approved by the Insurance Commissioners of those states, the Irrevocable Proxy and Proxy Agreement will be delivered to an institutional Proxy Holder (the "Proxy Holder") for execution and delivery and shall thereafter be effective. With respect to the Proxy Agreement and the Irrevocable Proxy, the parties specifically agree that:

         a. All shares (the "Shares") of capital stock of the Company, including common stock, owned beneficially or of record by the Executive, including any shares or other voting securities


                                         -2-

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              that may be acquired by the Executive in the future, shall be subject to the Proxy Agreement and the Irrevocable Proxy as set forth therein, and the Executive shall not have any voting rights with respect to the Shares prior to the termination of the Irrevocable Proxy.

         b. During the term of this Separation Agreement, the Executive may not sell, gift, pledge, encumber or otherwise transfer the Shares to a spouse, child or to any other person who is an affiliate of the Executive or in circumstances where the Executive retains any beneficial ownership of the Shares transferred. However, if concurrently with such transfer, the transferee agrees in writing that the Shares being transferred remain subject to this Separation Agreement, the Proxy Agreement and the Irrevocable Proxy, then the Executive may make such transfer. Nothing in this Separation Agreement, the Proxy Agreement or the Irrevocable Proxy, however, shall limit the right of the Executive to sell, gift, pledge, encumber or otherwise transfer all or part of the Shares to


                                         -3-

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              persons who are not affiliates of the Executive and with respect to which the Executive retains no beneficial ownership, and any Shares sold, gifted or otherwise transferred after the date hereof to persons other than affiliates and with respect to which the Executive retains no beneficial ownership, are expressly excluded from the scope and application of this Separation Agreement. The Company acknowledges that stock sales made by the Executive pursuant to Rule 144 or Rule 144(f) promulgated under the Securities Act of 1933, as amended, may be made without violation of the transfer restrictions of this Section 1.0.b. Certificate evidencing the Shares will have the following legend affixed to them:

              "The shares represented by this
              certificate may not be transferred
              without compliance with the transfer
              restrictions contained in the Separation
              Agreement dated September 23, 1996,
              between the Corporation and John
              Hemmingson.


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

              Copies of such agreement may be
              obtained upon written request to
              the Secretary of the Corporation."

    Upon receipt from the Executive and his brokerage firm of all documentation and information reasonably required by the Company, the Company will promptly cause its transfer agent to remove the above legend from all shares sold by the Executive pursuant to Rule 144 and Rule 144(f). For the purposes of this Separation Agreement, the Proxy Agreement and the Irrevocable Proxy, the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3(a) under the Securities and Exchange Act of 1934.

         c. The costs and expenses of the Proxy Holder under the Proxy Agreement shall be paid by the Company, up to $25,000 per twelve
              (12) month period, in accordance with a fee arrangement to be entered between the Proxy Holder and the Company. The Executive and Gary Black shall each pay his proportionate share of any remaining costs, and expenses of the Proxy Holder.

    2.0  EMPLOYMENT AGREEMENT AND LEAVE OF ABSENCE AGREEMENT.

         The Employment Agreement and the Leave of Absence

         Agreement are hereby terminated, effective as of the close of business on June 30, 1996.

         2.1 In conjunction with the termination of the Employment Agreement and the Leave of Absence Agreement, the Executive will be entitled to receive all compensation, benefits and reimbursements of business expenses (in accordance with the Company's policy) to which he was entitled under these Agreements through June 30, 1996, except as otherwise provided by Section 7.0 hereof. Thereafter, the Executive will not be entitled to any compensation, benefits and/or reimbursements except as noted in
              Section 2.2 and 3 of this Separation Agreement. All such expenses (which do not include any expenses under the indemnification agreement described in section 3.0) shall have been submitted to the Company.

         2.2 The Executive shall be entitled to all post employment benefit relationships required by law to be made available to the terminated employees under the Employee Retirement Income Security Act of 1974 (e.g., the Executive has certain rights with respect to amounts in the Company's 401(k) plan and health benefit rights under COBRA) and under Section 6 (Stock Options) hereof, but shall not be entitled to any other benefits under the Employment Agreement and Leave of Absence Agreement.

         2.3 The Executive covenants and agrees that for a period commencing on June 30, 1996, and continuing for a period of six (6) months thereafter, the Executive will not:

              a. Solicit any customers who were customers of the Company within the twelve (12) months immediately preceding June 30, 1996, for the benefit of any company or business described in sub-part b., below; or

              b. Own any part of a competitor; [i.e., a business enterprise which competes with the Company in offering the same products or services which in the Company's fiscal year ended prior to the date of this Separation Agreement generated ten percent (10%) or more of the Company's total revenues as reflected in the Company's most recent annual audited financial statements], or work on a full time, part time or consulting basis for any corporation, partnership, sole proprietorship or any other legal entity which is a competitor (irrespective of the actual location of the competitor) within the continental United States. Excepted from this restriction is ownership of a public company as to which the Executive owns five percent (5%) or less of the outstanding common stock of such company.

         2.4 The Executive acknowledges and accepts that the Company has terminated its business relationship and ceased all business dealings with the Executive, either directly or indirectly, as an employee, director, officer, voting shareholder or consultant with the Company and acknowledges that the Company has so certified to the United States Department of Agriculture, Federal Crop Insurance Corporation ("FCIC"). As such, and except as stated otherwise in this Separation Agreement, the

              Executive understands and agrees that he will not have access to the offices of or property owned or leased by the Company (for the purposes of this Section 2.0 of the Separation Agreement, "Company" shall refer to Crop Growers Corporation or any of the entities affiliated with Crop Growers Corporation) or use of or access to any of the Company's employees, facilities, properties, chattels, services and/or other assets. Further, the Executive agrees that he will not have contact with any employee or director of the Company for any purpose related to the business of the Company. The foregoing, however, is not intended to prohibit limited contact or communications between the Executive and the Company (a) initiated by the Company, (b) relating to personal affairs of the Executive, including without limitation inquiries relating to health insurance, 401(k), stock option matters or matters relating to this Separation Agreement or (c) relating to the access described below in this Section. This
              Section 2.4 shall terminate and be of no further force or effect upon the expiration or termination of any period of suspension or debarment imposed by the FCIC pursuant to 7 C.F.R. Section 3017.320(a)(i).

                   Notwithstanding the above restrictions, the Executive and
              his counsel shall have reasonable access to the Company's employees and to records (including the right to copy the same), for the purpose of preparing or presenting the Executive's position, defense or response in connection with any criminal, civil or administrative matters involving the Executive. The following procedures shall apply with respect to that access:

              a. The Executive and his counsel shall use reasonable efforts to access information and employees through counsel to the Company;

              b. Reasonable prior notice to review Company books and records and to interview Company employees shall be submitted to the Company's CEO, or his designee;

              c. Company books, records or files may not be removed from the Company's offices without the written consent of the Company or pursuant to a subpoena obtained by the Executive.

         2.5 The Executive shall continue to be subject to all obligations with respect to confidentiality existing prior to June 30, 1996.

    3.0 INDEMNIFICATION AGREEMENT. The Indemnification Agreement dated June 22, 1994, between the Company and the Executive remains in full force and effect and the Company will continue to advance expenses to the Executive in accordance with the terms of the Indemnification Agreement. The Executive or his counsel will submit requests for such advances to the Chief Financial Officer of the Company as soon as reasonably practical after expenses are incurred.

    4.0 DISPOSAL OF SHARES. The Executive will prepare a plan to dispose of such number of shares of the capital stock of the Company owned by the Executive as is necessary to reduce the Executive's ownership of all of the capital stock of the Company to less than ten percent (10%) of all outstanding shares of the capital stock of the Company, on a fully diluted basis, during the 24 month period ending on June 30, 1998.
         For
         purposes of this Separation Agreement, the term "fully diluted basis" means all outstanding shares together with all shares issuable upon the conversion of all securities convertible (at that time) into the voting securities of the Company and the exercise of all vested and currently exercisable (at that time) outstanding warrants, options or other rights to purchase shares of voting securities of the Company.

         4.1 The Company will purchase 76,000 shares of the common stock of the Company from the Executive at a price of $9.71667 per share, without the deduction of any costs or commissions. The closing of this purchase will occur upon execution and delivery of this Separation Agreement. The purchase price will be paid to the Executive by certified check at the closing.

         4.2 If and to the extent requested by the Executive, the Company will purchase up to 8,000 shares of the common stock of the Company from the Executive on the last business day of each month (the "Monthly Closing Date") during the four month period from September 1, 1996, through December

              31, 1996. The purchase price for any shares sold by the Executive to the Company under this provision will be the average of the closing bid and ask prices for the Company's common stock during the thirty (30) calendar day period preceding the applicable Monthly Closing Date. The full amount of the purchase price will be paid by the Company by certified check on the applicable Monthly Closing Date upon delivery by the Executive of certificates representing the Shares being purchased. Notice by the Executive to sell shares shall be given at least one (1) business day prior to the Monthly Closing Date. The Company reserves the right to postpone the purchase of such shares if the Company reasonably believes, based upon advice of counsel, that purchase at such time would create significant securities concerns or issues (such as under Rules 10b-5 of 10b-6) for it, provided that this postponement shall not relieve the Company from its obligation to purchase shares for which purchase was postponed under this sentence. Any such postponed purchase shall be concluded promptly after any such securities concerns or issues are reasonably resolved based on advice of counsel, and the purchase price shall remain the same as if that purchase had closed on the applicable Monthly Closing Date.

         4.3 During the 18 month period from January 1, 1997, through June 30, 1998, the Executive will sell or otherwise dispose of a sufficient number of shares of the capital stock of the Company so that, at the expiration of this 18 month period, the number of shares of the capital stock of the Company beneficially owned by the Executive will be less than ten percent (10%) of the then outstanding shares of the capital stock of the Company, on a fully diluted basis. During each 6 month period during this 18 month period, without the written consent of the Company, the Executive will not dispose of more than approximately one-third of the aggregate number of shares which the Executive must dispose of during this 18 month period required to be disposed of by this Section 4.3.

         4.4 The Executive warrants and represents that on the date of each closing, he will have good and marketable title to all such shares of Company stock which the Company purchases from him under this Section 4 and that those shares upon delivery to the Company will be free of all liens, encumbrances, claims or other transfer restrictions.

    5.0 TERMINATION DATE. Sections 1.0 (excluding only 1.0(c)) 4.0 and 4.3 of this Separation Agreement shall terminate and the Executive will have no further obligations under those sections, effective as of the earliest to occur of:

         (i) The acquittal of the Executive of the criminal charges brought against the Executive in the Indictments now pending against the Executive in the United States District Court for the District of Columbia, being number 96-0181 on the docket of said court and in the United States District Court for the Eastern District of Louisiana, being number 96-198 on the docket of said court (the "Indictments");

         (ii) The withdrawal or dismissal of those criminal charges referenced in the Indictments (without any plea arrangement or plea bargain entered into by the Executive); or

        (iii) The expiration or termination of any period of suspension or debarment imposed by the FCIC pursuant to 7 C.F.R. Section 3017.320(a)(i); or

         (iv) Death of the Executive.

         For purposes of this Separation Agreement, the earliest of the events described in the (i) through (iv) are referred to as the "Termination Date."

    6.0 STOCK OPTIONS. All options previously granted the Executive for the purchase of shares of common stock of the Company shall be amended, and are hereby amended, so as to remain in effect, and continue to vest with the passage of time, until the end of the original term of the applicable option agreement, even though the terms of such option agreement (or the plan under which the option is granted) may provide for an earlier termination of the option upon the Executive ceasing to be an employee of the Company. The Company's committee of disinterested directors responsible for administering the Company's plan pursuant to which the Executive's stock options were granted has authorized the actions and amendments contemplated by this Section 6.0.

         6.1 The Executive acknowledges and understands that the provisions in this Section 6 will disqualify any applicable incentive stock options and make them non-incentive stock options. The Executive agrees to pay whatever withholding taxes may be payable with respect to the exercise of any stock option and to give reasonable assurance thereof to the Company prior to the issuance of any option shares.

    7.0 MISCELLANEOUS OBLIGATIONS. As part of this Separation Agreement, the Company will forgive any amounts owed by the Executive to the Company under the note dated May 1, 1996, in the principal amount of $21,000 relating to the Company Ford Explorer automobile purchased by the Executive, and forgive any amounts owed by the Executive to the Company relating to Company furniture and equipment previously provided to the Executive and as set forth in Exhibit "C." Further, with respect to the Mercedes automobile owned by the Executive, the Executive agrees that he is responsible for any and all payments relating to that vehicle and the Company agrees it has no right, title or interest in such vehicle. Finally, Executive agrees that he will relinquish and forego all rights to any and all payments by the Company related to any and all accrued vacation or sick day time as of June 30, 1996.

    8.0 AUTHORIZATION. The Company warrants and represents that the execution, delivery and performance of this Separation Agreement has been duly authorized by its Board of Directors, or any applicable Committee(s) of the Board of Directors having responsibility for the particular subject matter, is legally enforceable against the Company in accordance with its terms and does not conflict with or contravene the Company's certificate of incorporation, by-laws or any agreement to which the Company is a party or by which the Company is bound. The Executive warrants and represents that he has full right, power and authority to enter into this Separation Agreement.

     9.0 CONSTRUCTION. Nothing in this Separation Agreement shall be construed or interpreted as evidence or acknowledgment by the Executive or the Company of any wrongdoing or any impropriety of any nature.

    10.0 GOVERNING LAW. This Separation Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

    11.0 COUNTERPARTS. This Separation Agreement may be executed in one or more counterparts, including by facsimile transmission, each of which shall be considered to be an original for purposes of the signature of this Separation Agreement.

    12.0 REGULATORY APPROVAL. The parties acknowledge that should the FCIC or another regulatory body with competent jurisdiction later require the Company or the Executive to take actions which would require the amendment of this Separation Agreement, the Company and the Executive shall meet in an attempt to satisfy such requirements.

    13.0 COMPLETE AGREEMENT. This Separation Agreement evidences the complete agreement by and between the

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         Executive and the Company and no modification of this Separation
         Agreement save those made in writing and executed by both parties shall be binding.

                                       EXECUTIVE


                                       --------------------------
                                       JOHN J. HEMMINGSON



                                       CROP GROWERS CORPORATION


                                       By:
                                            --------------------------------

                                       Its:
                                             -------------------------------


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